Exhibit 99.1

Hertz Global Holdings Reports
First Quarter 2017 Financial Results

ESTERO, Fla, May 8, 2017 - Hertz Global Holdings, Inc. (NYSE: HTZ) ("Hertz Global" or the "Company") today reported a first quarter 2017 net loss from continuing operations of $223 million, or $2.69 per diluted share, including $30 million of impairment charges, compared with net loss from continuing operations of $52 million, or $0.61 per diluted share, during the first quarter of 2016. On an adjusted basis, the Company reported a net loss for the first quarter 2017 of $134 million, or $1.61 per diluted share, compared with an adjusted net loss of $67 million, or $0.79 per diluted share, for the same period last year.

Total revenues for the first quarter 2017 were $1.9 billion, a 3% decline versus the first quarter 2016. Loss from continuing operations before income taxes for first quarter 2017 was $294 million versus $76 million in the same period last year. Adjusted Corporate EBITDA for the first quarter 2017 was a negative $110 million, compared to positive $27 million in the same period last year.

“As previously outlined, we are executing on a turnaround plan that puts our customers at the center of everything we do,” said Kathryn V. Marinello, president and chief executive officer. “Our goal is to strengthen the business to drive predictable, sustainable growth over the long term. While we are mindful of today’s headwinds related to used car residual values, our commitment to investing in the business remains steadfast. In particular, we are placing significant emphasis on fleet quality, the customer experience, brand development and systems transformation. These investments are critical to rebuilding our position as a leader in the global rental car market. While our performance doesn’t yet reflect our investments and may continue to be uneven, we are seeing signs of progress.”

U.S. RENTAL CAR ("U.S. RAC") SUMMARY

U.S. RAC(1)	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2017	2016
Total Revenues	$1,353	$1,406	(4)%
Depreciation of revenue earning vehicles and lease charges, net	$499	$419	19%
Income (loss) from continuing operations before income taxes	$(132)	$(22)	500%

Adjusted pre-tax income (loss)	$(116)	$(4)	NM
Adjusted pre-tax margin	(9)%	—%	(830)	bps

Adjusted Corporate EBITDA	$(104)	$26	NM
Adjusted Corporate EBITDA margin	(8)%	2%	(950)	bps

Average vehicles	478,000	460,200	4%
Transaction days (in thousands)	32,312	32,742	(1)%
Total RPD (in whole dollars)	$41.19	$42.36	(3)%
Total RPU (in whole dollars)	$928	$1,005	(8)%
Net depreciation per unit per month (in whole dollars)	$348	$303	15%
NM - Not Meaningful

Total U.S. RAC revenues were $1.4 billion in the first quarter 2017, a decrease of 4%, versus the same period last year. Transaction days decreased by 1% year-over-year, primarily driven by one less rental day when you factor in 2016's Leap day. Pricing, as measured by Total RPD, decreased by 3% in the quarter, impacted by an unfavorable customer mix, which the Company is currently addressing as part of its long-term improvement plan. Revenues were also impacted by the shift of the Easter holiday into the second quarter this year.

First quarter U.S. RAC net vehicle depreciation per unit per month increased 15% versus the same period last year to $348, primarily driven by seasonally weak residual trends. Despite the lower used-car values, the Company stayed on course with its fleet optimization plan, selling 21% more vehicles year over year and onboarding a richer mix of model year 2017 vehicles. While utilization was lower by 3 percentage points in the quarter, the Company’s fleet realignment is critical to driving customer preference and improving profitability longer term.

First quarter 2017 Adjusted Corporate EBITDA for U.S. RAC was a negative $104 million, a $130 million decline versus the same period last year. In addition to fleet investments and vehicle realignment initiatives, the reduction was impacted by incremental spending on IT systems, service improvements and brand development.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY

International RAC(1)	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2017	2016
Total Revenues	$411	$433	(5)%
Depreciation of revenue earning vehicles and lease charges, net	$85	$86	(1)%
Income (loss) from continuing operations before income taxes	$(5)	$(1)	400%

Adjusted pre-tax income (loss)	$(4)	$3	NM
Adjusted pre-tax margin	(1)%	1%	(170)	bps

Adjusted Corporate EBITDA	$3	$11	(73)%
Adjusted Corporate EBITDA margin	1%	3%	(180)	bps

Average vehicles	150,400	148,100	2%
Transaction days (in thousands)	10,184	10,104	1%
Total RPD (in whole dollars)	$39.38	$40.97	(4)%
Total RPU (in whole dollars)	$889	$932	(5)%
Net depreciation per unit per month (in whole dollars)	$184	$185	(1)%
NM - Not Meaningful

The Company’s International RAC segment revenues were $411 million in first quarter 2017, a decrease of 5% from the first quarter 2016. Excluding a $6 million unfavorable impact of foreign currency exchange rates, revenues decreased 4% driven by a 4% decrease in total RPD, partially offset by a 1% increase in transaction days. The decline in the International RAC revenues reflect a tougher year-over-year comparison due to the additional Leap day in 2016, the Easter shift to second quarter in 2017, as well as the termination of certain contracts in the third quarter of 2016.

First quarter 2017 Adjusted Corporate EBITDA for International RAC was $3 million.

ALL OTHER OPERATIONS

All Other Operations(1)	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions)	2017	2016
Total Revenues	$152	$144	6%

Adjusted pre-tax income (loss)	$21	$18	17%
Adjusted pre-tax margin	14%	13%	130	bps

Adjusted Corporate EBITDA	$20	$17	18%
Adjusted Corporate EBITDA margin	13%	12%	140	bps

Average vehicles - Donlen	207,500	162,300	28%

All Other Operations, which is primarily comprised of the Company's Donlen leasing operations, reported a 6% increase in total revenues for the first quarter 2017. Adjusted Corporate EBITDA for the All Other Operations segment was $20 million for the first quarter 2017, which is an increase of 18% versus first quarter last year.

(1) Adjusted pre-tax income (loss), adjusted pre-tax margin, Adjusted Corporate EBITDA, Adjusted Corporate EBITDA margin, adjusted net income (loss) and adjusted diluted earnings per share are non-GAAP measures. Average vehicles, transaction days, Total RPD, Total RPU and net depreciation per unit per month are key metrics. See the accompanying Supplemental Schedules and Definitions for the reconciliations and definitions for each of these non-GAAP measures and key metrics and the reason the Company's management believes that this information is useful to investors.

RESULTS OF THE HERTZ CORPORATION

The GAAP and Non-GAAP profitability metrics for Hertz Global's operating subsidiary, The Hertz Corporation, are materially the same as those for Hertz Global.

EARNINGS WEBCAST INFORMATION

Hertz Global’s first quarter 2017 live webcast discussion will be held on May 9, 2017, at 8:30 a.m. Eastern. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on our website, IR.Hertz.com.

SELECTED FINANCIAL AND OPERATING DATA, SUPPLEMENTAL SCHEDULES AND DEFINITIONS

Following are tables that present selected financial and operating data of Hertz Global. Also included are Supplemental Schedules which are provided to present segment results and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this press release.

ABOUT HERTZ

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands in approximately 9,700 corporate and franchisee locations throughout North America, Europe, The Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide airport general use vehicle rental companies, and the Hertz brand is one of the most recognized in the world. Product and service initiatives such as Hertz Gold Plus Rewards, Carfirmations, Mobile Wi-Fi and unique vehicles offered through the Adrenaline, Dream, Green and Prestige Collections set Hertz apart from the competition. Additionally, The Hertz Corporation owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit: www.hertz.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

Certain statements contained in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed or furnished to the Securities and Exchange Commission ("SEC"). Among other items, such factors could include: any claims, investigations or proceedings arising as a result of the restatement in 2015 of the Company's previously issued financial results; the Company's ability to remediate the material weaknesses in its internal controls over financial reporting; levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; the effect of the Company's separation of its vehicle and equipment rental businesses, any failure by Herc Holdings Inc. to comply with the agreements entered into in connection with the separation and the Company's ability to obtain the expected benefits of the separation; significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in the Company's markets on rental volume and pricing, including on the Company's pricing policies or use of incentives; increased vehicle costs due to declines in the value of the Company's non-program vehicles; occurrences that disrupt rental activity during the Company's peak periods; the Company's ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles it purchases; the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly; the Company's ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for its revenue earning vehicles and to refinance its existing indebtedness; the Company's ability to adequately respond to changes in technology and customer demands; the Company's ability to maintain access to third-party distribution channels, including current or favorable prices, commission structures and transaction volumes; an increase in the Company's vehicle costs or disruption to its rental activity, particularly during its peak periods, due to safety recalls by the manufacturers of its vehicles; a major disruption in the Company's communication or centralized information networks; financial instability of the manufacturers of the Company's vehicles; any impact on the Company from the actions of its franchisees, dealers and independent contractors; the Company's ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; the Company's ability to successfully integrate acquisitions and complete dispositions; the Company's ability to maintain favorable brand recognition; costs and risks associated with litigation and investigations; risks related to the Company's indebtedness, including its substantial amount of debt, its ability to incur substantially more debt, the fact that substantially all of its consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company's ability to meet the financial and other covenants contained in its Senior Facilities, its outstanding unsecured Senior Notes and certain asset-backed and asset-based arrangements; changes in accounting principles, or their application or interpretation, and the Company's ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences; the Company's ability to successfully outsource a significant portion of its information technology services or other activities; the Company's ability to successfully implement its finance and information technology transformation programs; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the Company's operations, the cost thereof or applicable tax rates; changes to the Company's senior management team and the dependence of its business operations on its senior management team; the effect of tangible and intangible asset impairment charges; the Company's exposure to uninsured claims in excess of historical levels; fluctuations in interest rates and commodity prices; the Company's exposure to fluctuations in foreign currency exchange rates and other risks described from time to time in periodic and current reports that the Company files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Relations:	Media:
Leslie Hunziker	Hertz Media Relations
(239) 301-6800	(844) 845-2180 (toll free)
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA

SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended March 31,			As a Percentage of Total Revenues
(In millions, except per share data)	2017	2016		2017	2016
Total revenues	$1,916	$1,983		100%	100%
Expenses:
Direct vehicle and operating	1,132	1,158		59%	58%
Depreciation of revenue earning vehicles and lease charges, net	701	616		37%	31%
Selling, general and administrative	220	225		11%	11%
Interest expense, net:
Vehicle	71	69		4%	3%
Non-vehicle	59	81		3%	4%
Total interest expense, net	130	150		7%	8%
Other (income) expense, net	27	(90)		1%	(5)%
Total expenses	2,210	2,059		115%	104%
Income (loss) from continuing operations before income taxes	(294)	(76)		(15)%	(4)%
Income tax (provision) benefit from continuing operations	71	24		4%	1%
Net income (loss) from continuing operations	(223)	(52)		(12)%	(3)%
Net income (loss) from discontinued operations	—	1		—%	—%
Net Income (loss)	$(223)	$(51)		(12)%	(3)%
Weighted average number of shares outstanding:
Basic	83	85	(b)
Diluted	83	85	(b)
Earnings (loss) per share - basic and diluted:
Basic earnings (loss) per share from continuing operations	$(2.69)	$(0.61)
Basic earnings (loss) per share from discontinued operations	—	0.01
Basic earnings (loss) per share	$(2.69)	$(0.60)
Diluted earnings (loss) per share from continuing operations	$(2.69)	$(0.61)
Diluted earnings (loss) per share from discontinued operations	—	0.01
Diluted earnings (loss) per share	$(2.69)	$(0.60)

Adjusted pre-tax income (loss) (a)	$(213)	$(106)
Adjusted net income (loss)(a)	$(134)	$(67)
Adjusted earnings (loss) per share(a)	$(1.61)	$(0.79)
Adjusted Corporate EBITDA (a)	$(110)	$27

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

(b)
The weighted average number of basic and diluted shares for the three months ended March 31, 2016 is presented as adjusted for the one-to-five distribution ratio as a result of the June 2016 Spin-Off of the Company's equipment rental business.

SELECTED UNAUDITED CONSOLIDATED BALANCE SHEET DATA

(In millions)	March 31, 2017	December 31, 2016
Cash and cash equivalents	$785	$816
Total restricted cash	266	278
Revenue earning vehicles, net:
U.S. Rental Car	8,346	7,716
International Rental Car	2,013	1,755
All Other Operations	1,334	1,347
Total revenue earning vehicles, net	11,693	10,818
Total assets	19,656	19,155
Total debt	14,008	13,541
Net vehicle debt (a)	9,922	9,447
Net non-vehicle debt (a)	3,145	3,116
Total equity	918	1,075

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule V.

SELECTED UNAUDITED CONSOLIDATED CASH FLOW DATA

	Three Months Ended March 31,
(In millions)	2017	2016
Cash from continuing operations provided by (used in):
Operating activities	$498	$461
Investing activities	(926)	(424)
Financing activities	391	323
Effect of exchange rate changes	6	12
Net change in cash and cash equivalents	$(31)	$372

Fleet growth (a)	$202	$179
Adjusted free cash flow (a)	(31)	12

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules III and IV.

SELECTED UNAUDITED OPERATING DATA BY SEGMENT

	Three Months Ended March 31,		Percent Inc/(Dec)
	2017	2016
U.S. RAC
Transaction days (in thousands)	32,312	32,742	(1)%
Total RPD(b)	$41.19	$42.36	(3)%
Total RPU(b)	$928	$1,005	(8)%
Average vehicles	478,000	460,200	4%
Vehicle utilization	75%	78%	(310)	bps
Net depreciation per unit per month(b)	$348	$303	15%
Program vehicles as a percentage of total average vehicles at period end	8%	15%	(700)	bps
Adjusted pre-tax income (loss)(in millions)(a)	$(116)	$(4)	NM

International RAC
Transaction days (in thousands)	10,184	10,104	1%
Total RPD(b)(c)	$39.38	$40.97	(4)%
Total RPU(b)(c)	$889	$932	(5)%
Average vehicles	150,400	148,100	2%
Vehicle utilization	75%	75%	30	bps
Net depreciation per unit per month(b)(c)	$184	$185	(1)%
Program vehicles as a percentage of total average vehicles at period end	33%	37%	(400)	bps
Adjusted pre-tax income (loss)(in millions)(a)	$(4)	$3	NM

All Other Operations
Average vehicles — Donlen	207,500	162,300	28%
Adjusted pre-tax income (loss) (in millions)(a)	$21	$18	17%
NM - Not Meaningful

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

(b)	Represents a key metric, see the accompanying reconciliations included in Supplemental Schedule VI.

(c)	Based on December 31, 2016 foreign exchange rates.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Three Months Ended March 31, 2017					Three Months Ended March 31, 2016
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$1,353	$411	$152	$—	$1,916	$1,406	$433	$144	$—	$1,983
Expenses:
Direct vehicle and operating	861	267	5	(1)	1,132	870	279	5	4	1,158
Depreciation of revenue earning vehicles and lease charges, net	499	85	117	—	701	419	86	111	—	616
Selling, general and administrative	95	52	8	65	220	104	54	10	57	225
Interest expense, net:
Vehicle	49	16	6	—	71	51	14	4	—	69
Non-vehicle	(19)	—	(2)	80	59	(7)	1	(1)	88	81
Total interest expense, net	30	16	4	80	130	44	15	3	88	150
Other (income) expense, net	—	(4)	—	31	27	(9)	—	—	(81)	(90)
Total expenses	1,485	416	134	175	2,210	1,428	434	129	68	2,059
Income (loss) from continuing operations before income taxes	$(132)	$(5)	$18	$(175)	(294)	$(22)	$(1)	$15	$(68)	(76)
Income tax (provision) benefit from continuing operations					71					24
Net income (loss) from continuing operations					(223)					(52)
Net income (loss) from discontinued operations					—					1
Net income (loss)					$(223)					$(51)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA, ADJUSTED PRE-TAX INCOME (LOSS)
AND ADJUSTED NET INCOME (LOSS)
Unaudited

	Three Months Ended March 31, 2017					Three Months Ended March 31, 2016
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Income (loss) from continuing operations before income taxes	$(132)	$(5)	$18	$(175)	$(294)	$(22)	$(1)	$15	$(68)	$(76)
Depreciation and amortization	542	93	120	4	759	469	95	113	6	683
Interest, net of interest income	30	16	4	80	130	44	15	3	88	150
Gross EBITDA	$440	$104	$142	$(91)	$595	$491	$109	$131	$26	$757
Revenue earning vehicle depreciation and lease charges, net	(499)	(85)	(117)	—	(701)	(419)	(86)	(111)	—	(616)
Vehicle debt interest	(49)	(16)	(6)	—	(71)	(51)	(14)	(4)	—	(69)
Vehicle debt-related charges (a)	4	2	1	—	7	8	1	1	—	10
Corporate EBITDA	$(104)	$5	$20	$(91)	$(170)	$29	$10	$17	$26	$82
Non-cash stock-based employee compensation charges	—	—	—	7	7	—	—	—	5	5
Restructuring and restructuring related charges (b)(c)	—	1	—	5	6	1	1	—	10	12
Sale of CAR Inc. common stock(d)	—	—	—	(3)	(3)	—	—	—	(75)	(75)
Impairment charges and asset write-downs(e)	—	—	—	30	30	—	—	—	—	—
Finance and information technology transformation costs(f)	—	—	—	19	19	5	—	—	3	8
Miscellaneous, unusual or non-recurring items(g)	—	(3)	—	4	1	(9)	—	—	4	(5)
Adjusted Corporate EBITDA	$(104)	$3	$20	$(29)	$(110)	$26	$11	$17	$(27)	$27
Non-vehicle depreciation and amortization	(43)	(8)	(3)	(4)	(58)	(50)	(9)	(2)	(6)	(67)
Non-vehicle debt interest, net of interest income	19	—	2	(80)	(59)	7	(1)	1	(88)	(81)
Non-vehicle debt-related charges (a)	—	—	—	3	3	—	1	—	3	4
Non-cash stock-based employee compensation charges	—	—	—	(7)	(7)	—	—	—	(5)	(5)
Acquisition accounting (h)	12	1	2	1	16	13	1	2	—	16
Other(c)	—	—	—	2	2	—	—	—	—	—
Adjusted pre-tax income (loss)(i)	$(116)	$(4)	$21	$(114)	$(213)	$(4)	$3	$18	$(123)	$(106)
Income tax (provision) benefit on adjusted pre-tax income (loss)(j)					79					39
Adjusted net income (loss)					(134)					(67)
Weighted average number of diluted shares outstanding					83					85
Adjusted diluted earnings (loss) per share					(1.61)					(0.79)

(a)	Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.

(b)
Represents expenses incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs, when applicable. Also represents certain other charges such as incremental costs incurred directly supporting business transformation initiatives. Such costs include transition costs incurred in connection with business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes. Also includes consulting costs and legal fees related to the previously disclosed accounting review and investigation.

(c)	For the first quarter 2017, excludes $2 million of stock-based compensation expenditures included in restructuring and restructuring related charges.

(d)	Represents the pre-tax gain on the sale of CAR Inc. common stock.

(e)	In 2017, represents a $30 million impairment of an equity method investments.

(f)
Represents external costs associated with the Company’s finance and information technology transformation programs, both of which are multi-year initiatives that commenced in 2016 to upgrade and modernize the Company’s systems and processes.

(g)
Includes miscellaneous, non-recurring and other non-cash items and, in 2017, includes an adjustment to the carrying value of the Company's Brazil operations in connection with its classification as held for sale. In 2016, also includes a $9 million settlement gain from an eminent domain case related to one of the Company's airport locations.

(h)	Represents incremental expense associated with amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.

(i)	Adjustments by caption to arrive at adjusted pre-tax income (loss) are as follows:

Increase (decrease) to expenses	Three Months Ended March 31,
(In millions)	2017	2016
Direct vehicle and operating expenses	$(16)	$(13)
Selling, general and administrative expenses	(29)	(27)
Vehicle interest expense, net	(7)	(10)
Non-vehicle interest expense, net	(3)	(4)
Other income (expense), net	(26)	84
Total adjustments	$(81)	$30

(j)
Represents an income tax (provision benefit derived utilizing a combined statutory rate of 37% applied to the adjusted income (loss) before income taxes to arrive at the adjusted income tax (provision) benefit.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FLEET GROWTH
Unaudited

	Three Months Ended March 31, 2017				Three Months Ended March 31, 2016
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global
Revenue earning vehicles expenditures	$(2,097)	$(613)	$(152)	$(2,862)	$(2,667)	$(534)	$(184)	$(3,385)
Proceeds from disposal of revenue earning vehicles	1,291	620	49	1,960	2,084	609	69	2,762
Net revenue earning vehicles capital expenditures	(806)	7	(103)	(902)	(583)	75	(115)	(623)
Depreciation of revenue earning vehicles, net	499	68	117	684	419	71	111	601
Financing activity related to vehicles:
Borrowings	1,641	410	47	2,098	1,945	424	80	2,449
Payments	(1,179)	(426)	(87)	(1,692)	(1,732)	(412)	(96)	(2,240)
Restricted cash changes	(1)	22	(7)	14	(7)	(4)	3	(8)
Net financing activity related to vehicles	461	6	(47)	420	206	8	(13)	201
Fleet growth	$154	$81	$(33)	$202	$42	$154	$(17)	$179

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED FREE CASH FLOW
Unaudited

Reconciliation of Cash Flows From Operating Activities to Adjusted Free Cash Flow	Three Months Ended March 31,
(In millions)	2017	2016
Net cash provided by operating activities	$498	$461
Net change in restricted cash and cash equivalents, vehicle	14	(8)
Revenue earning vehicles expenditures	(2,862)	(3,385)
Proceeds from disposal of revenue earning vehicles	1,960	2,762
Capital asset expenditures, non-vehicle	(54)	(46)
Proceeds from disposal of property and other equipment	7	19
Proceeds from issuance of vehicle debt	2,098	2,449
Repayments of vehicle debt	(1,692)	(2,240)
Adjusted free cash flow	$(31)	$12

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES - NET DEBT
Unaudited

	As of March 31, 2017			As of December 31, 2016
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Debt as reported in the balance sheet	$10,113	$3,895	$14,008	$9,646	$3,895	$13,541
Add:
Debt issue costs deducted from debt obligations(a)	32	35	67	36	37	73
Less:
Cash and cash equivalents	—	785	785	—	816	816
Restricted cash	223	—	223	235	—	235
Net debt	$9,922	$3,145	$13,067	$9,447	$3,116	$12,563

(a)
Certain debt issue costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position.

Supplemental Schedule VI
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

U.S. Rental Car

	Three Months Ended March 31,		Percent Inc/(Dec)
($In millions, except as noted)	2017	2016
Total RPD
Revenues	$1,353	$1,406
Ancillary retail vehicle sales revenue	(22)	(19)
Total rental revenue	$1,331	$1,387
Transaction days (in thousands)	32,312	32,742
Total RPD (in whole dollars)	$41.19	$42.36	(3)%

Total Revenue Per Unit Per Month
Total rental revenue	$1,331	$1,387
Average vehicles	478,000	460,200
Total revenue per unit (in whole dollars)	$2,785	$3,014
Number of months in period	3	3
Total RPU (in whole dollars)	$928	$1,005	(8)%

Vehicle Utilization
Transaction days (in thousands)	32,312	32,742
Average vehicles	478,000	460,200
Number of days in period	90	91
Available car days (in thousands)	43,020	41,878
Vehicle utilization(a)	75%	78%	(310)	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$499	$419
Average vehicles	478,000	460,200
Depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$1,044	$910
Number of months in period	3	3
Net depreciation per unit per month (in whole dollars)	$348	$303	15%

(a)Calculated as transaction days divided by available car days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

International Rental Car

	Three Months Ended March 31,		Percent Inc/(Dec)
(in millions, except as noted)	2017	2016
Total RPD
Revenues	$411	$433
Foreign currency adjustment(a)	(10)	(19)
Total rental revenue	$401	$414
Transaction days (in thousands)	10,184	10,104
Total RPD (in whole dollars)	$39.38	$40.97	(4)%

Total Revenue Per Unit Per Month
Total rental revenue	$401	$414
Average vehicles	150,400	148,100
Total revenue per unit (in whole dollars)	$2,666	$2,795
Number of months in period	3	3
Total RPU (in whole dollars)	$889	$932	(5)%

Vehicle Utilization
Transaction days (in thousands)	10,184	10,104
Average vehicles	150,400	148,100
Number of days in period	90	91
Available car days (in thousands)	13,536	13,477
Vehicle utilization(b)	75%	75%	30	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$85	$86
Foreign currency adjustment (a)	(2)	(4)
Adjusted depreciation of revenue earning vehicles and lease charges, net	$83	$82
Average vehicles	150,400	148,100
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$552	$554
Number of months in period	3	3
Net depreciation per unit per month (in whole dollars)	$184	$185	(1)%

(a)Based on December 31, 2016 foreign exchange rates.
(b)Calculated as transaction days divided by available car days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

Worldwide Rental Car

	Three Months Ended March 31,		Percent Inc/(Dec)
(in millions, except as noted)	2017	2016
Total RPD
Revenues	$1,764	$1,839
Ancillary retail vehicle sales revenue	(22)	(19)
Foreign currency adjustment(a)	(10)	(19)
Total rental revenue	$1,732	$1,801
Transaction days (in thousands)	42,496	42,846
Total RPD (in whole dollars)	$40.76	$42.03	(3)%

Total Revenue Per Unit Per Month
Total rental revenue	1,732	1,801
Average vehicles	628,400	608,300
Total revenue per unit (in whole dollars)	2,756	2,961
Number of months in period	3	3
Total RPU (in whole dollars)	919	987	(7)%

Vehicle Utilization
Transaction days (in thousands)	42,496	42,846
Average vehicles	628,400	608,300
Number of days in period	90	91
Available car days (in thousands)	56,556	55,355
Vehicle utilization(b)	75%	77%	(200)	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$584	$505
Foreign currency adjustment (a)	(2)	(4)
Adjusted depreciation of revenue earning vehicles and lease charges, net	$582	$501
Average vehicles	628,400	608,300
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$926	$824
Number of months in period	3	3
Net depreciation per unit per month (in whole dollars)	$309	$275	12%
Note: Worldwide Rental Car represents U.S. Rental Car and International Rental Car segment information on a combined basis and excludes our All Other Operations segment, which is primarily comprised of our Donlen leasing operations, and Corporate.

(a)Based on December 31, 2016 foreign exchange rates.
(b)Calculated as transaction days divided by available car days.

NON-GAAP MEASURES AND KEY METRICS - DEFINITIONS AND USE

Hertz Global is the top-level holding company and The Hertz Corporation is Hertz Global's primary operating company. The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures are set forth below. Also set forth below is a summary of the reasons why management of the Company believes that the presentation of the non-GAAP financial measures included in the Earnings Release provide useful information regarding the Company's financial condition and results of operations and additional purposes, if any, for which management of the Company utilizes the non-GAAP measures.

Adjusted Pre-Tax Income (Loss) and Adjusted Pre-tax Margin

Adjusted pre-tax income (loss) is calculated as income (loss) from continuing operations before income taxes plus non-cash acquisition accounting charges, debt-related charges relating to the amortization and write-off of debt financing costs and debt discounts, goodwill, intangible and tangible asset impairments and write-downs and certain one-time charges and non-operational items. Adjusted pre-tax income (loss) is important because it allows management to assess operational performance of the Company's business, exclusive of the items mentioned above. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally. When evaluating the Company's operating performance, investors should not consider adjusted pre-tax income (loss) in isolation of, or as a substitute for, measures of the Company's financial performance, such as net income (loss) from continuing operations or income (loss) from continuing operations before income taxes. Adjusted pre-tax margin is adjusted pre-tax income (loss) divided by total revenues.

Adjusted Net Income (Loss)

Adjusted net income (loss) is calculated as adjusted pre-tax income (loss) less a provision for income taxes derived utilizing a combined statutory rate of 37%. The combined statutory rate is management's estimate of the Company's long-term tax rate. Adjusted net income (loss) is important to management and investors because it represents the Company's operational performance exclusive of the effects of purchase accounting, debt-related charges, one-time charges and items that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Earnings (Loss) Per Diluted Share ("Adjusted EPS")

Adjusted earnings (loss) per diluted share is calculated as adjusted net income divided by the weighted average number of diluted shares outstanding for the period. Adjusted earnings (loss) per diluted share is important to management and investors because it represents a measure of the Company's operational performance exclusive of the effects of purchase accounting adjustments, debt-related charges, one-time charges and items that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Free Cash Flow

Adjusted free cash flow is calculated as net cash provided by operating activities from continuing operations, including the change in restricted cash and cash equivalents related to vehicles, net revenue earning vehicle and capital asset expenditures and the net impact of vehicle financing activities. Adjusted free cash flow is important to management and investors as it provides useful information about the amount of cash available for acquisitions and the reduction of non-vehicle debt. When evaluating the Company's liquidity, investors should not consider Adjusted free cash flow in isolation of, or as a substitute for, a measure of the Company's liquidity as determined in accordance with GAAP, such as net cash provided by operating activities.

Available Car Days

Available Car Days is calculated as average vehicles multiplied by the number of days in a period.

Average Vehicles

Average Vehicles, also known as "fleet capacity", is determined using a simple average of the number of vehicles in our fleet whether owned or leased by the Company at the beginning and end of a given period. Among other things, average vehicles is used to calculate Vehicle Utilization which represents the portion of the Company's vehicles that are being utilized to generate revenue.

Earnings Before Interest, Taxes, Depreciation and Amortization (“Gross EBITDA”), Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Gross EBITDA is defined as net income (loss) from continuing operations before net interest expense, income taxes and depreciation (which includes lease charges on revenue earning vehicles) and amortization. Corporate EBITDA, as presented herein, represents Gross EBITDA as adjusted for vehicle debt interest, vehicle depreciation and vehicle debt-related charges. Adjusted Corporate EBITDA, as presented herein, represents Corporate EBITDA as adjusted for certain other items, as described in more detail in the accompanying schedules.

Management uses Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, Gross EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, direct vehicle and operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate the Company's business segments that are financed differently and have different depreciation characteristics and compare the Company's performance against companies with different capital structures and depreciation policies. We also present Adjusted Corporate EBITDA as a supplemental measure because such information is utilized in the determination of certain executive compensation.

Gross EBITDA, Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin are not recognized measurements under U.S. GAAP. When evaluating the Company's operating performance, investors should not consider Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA in isolation of, or as a substitute for, measures of the Company's financial performance as determined in accordance with GAAP, such as net income (loss) from continuing operations or income (loss) from continuing operations before income taxes.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues and is used by the Compensation Committee to determine certain executive compensation, primarily in the form of PSUs.

Fleet Growth

U.S. and International Rental Car segments fleet growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing which includes borrowings, repayments and the change in restricted cash associated with vehicles.

Net Non-Vehicle Debt

Net non-vehicle debt is calculated as non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with non-vehicle debt, less cash and equivalents. Non-vehicle debt consists of the Company's Senior Term Loan, Senior RCF, Senior Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries.

Net non-vehicle debt is important to management and investors as it helps measure the Company's leverage. Net non-vehicle debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net vehicle debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less cash and equivalents and restricted cash associated with vehicles. This measure is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle debt.

Net Depreciation Per Unit Per Month

Net depreciation per unit per month is calculated by dividing depreciation of revenue earning vehicles and lease charges, net by the average vehicles in each period and then dividing by the number of months in the period reported with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. Net depreciation per unit per month represents the amount of average depreciation expense and lease charges, net per vehicle per month.

Restricted Cash Associated with Vehicle Debt (used in the calculation of Net Vehicle Debt)

Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities and its vehicle rental like-kind exchange program.

Total Net Debt

Total net debt is calculated as total debt less total cash and cash equivalents and restricted cash associated with vehicle debt. This measure is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

Total RPD (also referred to as "pricing")

Total RPD is calculated as total revenue less ancillary revenue associated with retail vehicle sales, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. The Company's management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to the Company's management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU")

Total revenue per unit per month is calculated as total revenues less ancillary revenue associated with retail vehicle sales divided by the average vehicles in each period and then dividing by the number of months in the period reported with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to the Company's management and investors as it provides a measure of revenue productivity relative to fleet capacity.

Transaction Days

Transaction days, also known as volume, represent the total number of 24-hour periods, with any partial period counted as one transaction day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one transaction day in a 24-hour period.

Vehicle Utilization

Vehicle utilization is calculated by dividing total transaction days by the available car days.